ADMA Biologics Announces Proposed $45 Million Public Offering of Common Stock

RAMSEY, N.J. and BOCA RATON, FL., May 15, 2019 - ADMA Biologics, Inc. (Nasdaq: ADMA) (“ADMA” or the “Company”) a vertically integrated commercial biopharmaceutical and specialty immunoglobulin company that manufactures, markets and develops specialty plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases, announced today that it has commenced a $45 million underwritten public offering of its common stock. The Company intends to grant the underwriter of the offering a 30-day option to purchase up to an additional 15 percent of the number of shares of common stock sold in connection with the offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies LLC is acting as sole book-running manager of the proposed offering.

The Company intends to use the net proceeds from its sale of any securities (i) to support the commercial launch of ASCENIV™ anticipated during the second half of 2019, (ii) for the commercial relaunch of BIVIGAM®, (iii) to expand the manufacturing capacity of the Company’s Boca Raton, FL facility, (iv) for the procurement of raw materials for the manufacturing of ASCENIV™ and BIVIGAM®, (v) to expand the Company’s plasma collection facility network, and (vi) for general corporate purposes and other capital expenditures.

The securities described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-225048) previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on May 31, 2018. A preliminary prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022; by phone at (877) 821-7388; or by e-mail at Prospectus_Department@Jefferies.com.

Before investing in the offering, you should read in their entirety the preliminary prospectus supplement and its accompanying prospectus to be filed with the SEC, and the other documents that the Company has filed with the SEC that will be incorporated by reference in the prospectus supplement and its accompanying prospectus, which will provide more information about the Company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ADMA Biologics, Inc. (ADMA)
ADMA Biologics is a vertically integrated biopharmaceutical manufacturer with three FDA approved commercial specialty plasma-based biologics.  ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations. The target patient populations include immune compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. ("we“, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," “project,” "intend," “forecast,” "target,” ”anticipate,” “plan,” “planning,” “expect,” “believe,” “will," “is likely,” “will likely,” “should,” “could,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our plans to raise capital through the sale of shares of common stock, our anticipated use of net proceeds from any such sales and our plans to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering and the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Executive Vice President and Chief Financial Officer | 201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568 |